Exhibit 10.1
AMENDMENT NO. 1
TO
SEVENTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
This AMENDMENT NO. 1 (this “Amendment”) to the Seventh Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”), dated as of July 13, 2021, of Wheels Up Partners Holdings LLC, a Delaware limited liability company (the “Company”), is entered into as of April 1, 2022, by and among the Company and Wheels Up Experience Inc., a Delaware corporation (the “Managing Member”). Except as otherwise provided herein, capitalized terms used herein shall have the meanings set forth in the LLC Agreement.
WHEREAS, the Company and Managing Member have agreed to amend the LLC Agreement pursuant to Section 12.1(a) thereof; and
WHEREAS, the Company and Managing Member have obtained the consent of the majority of the independent members of the Board in connection therewith.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendments to LLC Agreement.
(a)Section 4.1(g) of the LLC Agreement is hereby amended by adding the following clause to the end of Section 4.1(g):
“Notwithstanding the foregoing, the Company may from time to time issue any additional Common Units to PubCo or any of its Subsidiaries as part of series of related transactions effecting a restructuring of the ownership of PubCo’s Subsidiaries (a “Subsidiary Restructuring”) provided that after consummation of all such restructuring steps the number of outstanding Common Units of the Company held directly or indirectly by PubCo will remain unchanged.”
(b)Section 4.1(h)(ii) of the LLC Agreement is hereby amended by adding the following clause to the end of Section 4.1(h)(ii):
“Notwithstanding the foregoing, the Company may redeem, repurchase, or otherwise acquire any Common Units from PubCo in connection with a Subsidiary Restructuring provided that after consummation of all such restructuring steps the number of outstanding Common Units of the Company held directly or indirectly by PubCo will remain unchanged.”
2.LLC Agreement. Except as provided herein, the LLC Agreement remains in full force and effect and is ratified in all respects. On and after the effectiveness of this Amendment, each reference in the LLC Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the LLC Agreement in any other agreements, documents or instruments executed and delivered pursuant to the LLC Agreement shall mean and be a reference to the LLC Agreement, as amended by this Amendment.

US 171408285

3.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. No Party shall raise the use of email or other electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of email or other electronic transmission as a defense to the formation or enforceability of a contract and each Party forever waives any such defense.
4.Governing Law. This Amendment and all claims or causes of action based upon, arising out of, or related to this Amendment or the matters contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.
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IN WITNESS WHEREOF, the parties have entered into this Amendment No. 1 as of the date first above written.
COMPANY:

WHEELS UP PARTNERS HOLDINGS LLC

By:    /s/ Kenneth Dichter
Name: Kenneth Dichter
Title: Chief Executive Officer

MANAGING MEMBER:

WHEELS UP EXPERIENCE INC.

By:    /s/ Kenneth Dichter
Name: Kenneth Dichter
Title: Chief Executive Officer